EXHIBIT 10.20

NEW FOCUS, INC.

2000 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Option Agreement”) is made as of August 9, 2002, by and between New Focus, Inc., a Delaware corporation (the “Company”) and Nicola Pignati (“Optionee”).

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.    NOTICE OF STOCK OPTION GRANT

Nicola Pignati

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant		August 9, 2002

Vesting Commencement Date		April 25, 2002

Exercise Price per Share		$2.83

Total Number of Shares Granted		1,000,000

Total Exercise Price		$2,830,000.00

Type of Option:		Incentive Stock Option

	X	Nonstatutory Stock Option

Term/Expiration Date:		August 8, 2012

Vesting Schedule:

This Option shall be exercisable, in whole or part, according to the following vesting schedule:

1/60th of the Shares subject to the Option shall vest one month after the Vesting Commencement Date, and 1/60th of the Shares subject to the Option shall vest each month thereafter, subject to Optionee continuing to be a Service Provider on such dates.

Termination Period:

This Option may be exercised for a period of three months after Optionee ceases to be a Service Provider; provided, however, that (i) in the event of Optionee’s voluntary termination of employment with the Company following a Good Reason Event (as defined in Section 7(d) below), or Optionee’s involuntary termination of employment with the Company without Cause (as defined in Section 7(b) below), at any time within the 3-month period prior to or the 18-month period following a Change of Control (as defined in Section 7(c) below), (ii) in the event of Optionee’s voluntary termination of employment with the Company following a Good Reason Event, or Optionee’s involuntary termination of employment with the Company without Cause, at any time within the 12-month period following a Buy-Side Event (as defined in Section 7(a) below), or (iii) upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.    AGREEMENT

1.     Grant of Option.    The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement the Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.    Exercise of Option.

(i)    Right to Exercise.    This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(ii)    Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Stock Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.    Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)    cash; or

(b)    check; or

(c)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(d)    surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4.    Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.    Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.    Acceleration of Vesting.

(a)    Acceleration in Connection with a Change of Control.    Notwithstanding any vesting provisions to the contrary, upon Optionee’s voluntary termination of employment with the Company following a Good Reason Event (as defined in Section 7(d) below), or Optionee’s involuntary termination of employment with the Company without Cause (as defined in Section 7(b) below), at any time within the 3-month period prior to, or at any time within the 18-month period following, the effective date of a Change of Control (as defined in Section 7(c) below), Optionee shall fully vest in and have the right to exercise this Option as to one hundred percent (100%) of the then unvested Shares subject to the Option as of the date of such termination.

(b)    Acceleration Following a Buy-Side Event.    Notwithstanding any vesting provisions to the contrary, upon Optionee’s voluntary termination of employment with the Company following a Good Reason Event (as defined in Section 7(d) below), or in the event of Optionee’s involuntary termination of employment with the Company without Cause (as defined in Section 7(b) below), at any time within the 12-month period following a Buy-Side Event (as defined in Section 7(a) below), Optionee shall fully vest in and have the right to exercise this Option as to one hundred percent (100%) of the then unvested Shares subject to the Option as of the date of such termination.

7.    Definitions.    For purposes of this Option Agreement, the following terms shall have the meanings set forth below:

(a)    Buy-Side Event.    “Buy-Side Event” shall mean the (i) Company’s acquisition, directly or indirectly, of securities of another corporation or entity representing more than fifty percent (50%) of the total voting power represented by such corporation or entity’s then outstanding voting securities or (ii) a merger or consolidation of another corporation or entity with the Company, or the Company’s purchase of all or substantially all the assets of another corporation or entity, a result of which merger, consolidation or purchase, the voting securities of such corporation or entity outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the Company) more than fifty percent (50%) of the total voting power represented by the voting securities of such corporation or entity or surviving entity outstanding immediately after such merger, consolidation or purchase.

(b)    Cause.    “Cause” shall mean Optionee’s (i) willful act of personal dishonesty, gross misconduct, fraud or misrepresentation, taken by Optionee in connection with his/her responsibilities as a Service Provider, that is seriously injurious to the Company; (ii) conviction of or entry of a plea of guilty or nolo contendere to a felony; or (iii) willful and continued failure to substantially perform his/her principal duties and/or obligations as a Service Provider (other than any such failure resulting from incapacity due to bonafide physical or mental illness), which failure is not remedied within a period of forty-five (45) days after receipt of written notice from the Company, specifically identifying the manner in which the Company believes that Optionee has not substantially performed his/her duties and/or obligations. For the purposes of this Section 7(b), no act or failure to act shall be considered “willful” unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company.

(c)    Change of Control.    “Change of Control” shall mean the occurrence of any of the following events:

(i)    the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(ii)    a merger or consolidation of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, a result of which merger, consolidation or sale, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity, including the parent corporation of such surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or sale;

(iii)    the approval of a plan of complete liquidation or dissolution of the Company; or

(iv)    a change in the composition of the Board occurring within a 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are members of the Board as of the date of this Option Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of directors whose election was neither in connection with any transactions described in subsections (i) or (ii), nor in connection with an actual or threatened proxy contest relating to the election of directors to the Board.

(d)    Good Reason Event.    “Good Reason Event” shall mean that without Optionee’s written consent and without Cause, any of the following events occur:

(i)    a reduction of five percent (5%) or more of Optionee’s compensation (including base salary and any non-discretionary and objective standard incentive payments or bonus awards, but excluding facilities, fringe benefits and prerequisites included in subsection (iii) below);

(ii)    a reduction of the scope or nature of Optionee’s duties and/or responsibilities, it being understood that the fact alone that Optionee’s duties and/or responsibilities are conducted at the Company level following a Change of Control, rather than at the combined entity level, shall constitute a “Good Reason Event;”

(iii)    a substantial reduction, without good business reasons, of the facilities, fringe benefits or perquisites available to Optionee immediately prior to such reduction (good business reasons include reductions to make such facilities, fringe benefits or perquisites consistent with the practice of the acquiring company);

(iv)    the relocation of Optionee’s primary workplace to a location more than fifty (50) miles away from his/her workplace in effect immediately prior to such relocation; or

(v)    the failure of the Company to obtain the express assumption of this Option Agreement, including the terms of Section 6 and this Section 7, by an acquiring corporation.

8.    Tax Consequences.

Some of the federal tax consequences relating to this Option, as of the date of this Option Agreement, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

9.    Exercising the Option.

(a)    Nonstatutory Stock Option.    The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)    Incentive Stock Option.    If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

(c)    Disposition of Shares.

(i)    NSO.    If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)    ISO.    If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(iii)    Notice of Disqualifying Disposition of ISO Shares.    If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

10.    Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement, including the exhibits hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

11.    NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	NEW FOCUS, INC.

Signature	By:	William L. Potts, Jr.,
Chief Financial Officer

Nicola Pignati

Print Name

Residence Address